Exhibit 10.17

CREDIT LINE DEED OF TRUST NOTE

U.S. $4,500,000.00	Richmond, Virginia
May 29, 1998

1.             BORROWER’S PROMISE TO PAY.

FOR VALUE RECEIVED, Parker & Lancaster Corporation, a Virginia corporation, (hereinafter, whether one or more, the “Borrower”) hereby promises to pay to SouthTrust Bank, N.A., a National Banking Association, or its order, (hereinafter referred to as the “Noteholder”), at Attn: McCraken Loan Servicing, P.O. Box 830776, Birmingham, Alabama 35283-0776 such other address as the Noteholder shall specify to the Borrower in writing, in lawful money of the United States of America, the principal sum of FOUR MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($4,500,000.00), or so much thereof as shall have been advanced and/or re-advanced by Noteholder, pursuant to the provisions of the Loan Commitment hereinafter defined between Borrower and Noteholder including sums advanced contemporaneously herewith and in the future, which may include re-advances of sums previously repaid under this Note, together with interest on the unpaid principal balance in accordance with the term and conditions set forth in this Note.  Provided, however, if not sooner paid the entire indebtedness evidenced hereby shall be fully due and payable on October 31, 1998, (the “Maturity Date”).

2.             INTEREST.

Borrower shall pay interest on all principal outstanding under this Note in monthly installments at the annual rate of one percent (1.0%) above the Base Rate.  Base Rate shall mean the per annum rate of simple interest designated by Noteholder periodically as its Base Rate.  The Base Rate is not necessarily the lowest rate charged by Noteholder.  While the outstanding principal balance bears interest at a rate calculated using the Base Rate as a reference, the rate of interest payable under this Note will change to reflect ally change in the Base Rate, as and when the Base Rate changes.  Interest for each month shall be due and payable on the tenth day of the next calendar month.

3.             BORROWER’S FAILURE TO PAY AS REQUIRED/DEFAULT.

(a)           If the Noteholder has not received the full amount of any of Borrower’s monthly payments by the end of ten (10) calendar days after the date it is due, Borrower will pay a late charge to the Noteholder.  The amount of the charge will be five percent (5%) of Borrower’s overdue payment of principal and interest.  Borrower will pay the late charge promptly but only once on any late payment.  Collection of the late charge shall not be deemed a waiver by the Noteholder of any of its rights under this Note.  Interest payments shall be due and payable on the tenth day of each month.  Principal shall be payable on Maturity Date or as determined by the Lot Release provision of the Deed of Trust (paragraph 31) of even Date herewith.

(b)           If any installment due under this Note is not paid within ten (10) days following the mailing of notice by Noteholder to Borrower of nonpayment thereof when due, or if Borrower fails to comply with any term, covenant, condition or provision of (1) the Deed of Trust securing this Note, or (2) any other Loan Document (hereinafter defined) within thirty (30) days after the mailing of notice by Noteholder to Borrower of noncompliance therewith then, in any of such events, the Noteholder may declare this Note to be in default and the entire principal amount outstanding under this Note, and all accrued interest thereon shall at once become due and payable at the option of the Noteholder.  The Noteholder may exercise the aforesaid option to accelerate during any default by Borrower regardless of any prior forbearance.

(c)           In the event Borrower violates any term, covenant or condition of this Note, the Deed of Trust (hereinafter defined), or any other of the Loan Documents (hereinafter defined), whether or not Noteholder declares, a default, then Borrower shall be liable to Noteholder for all of Noteholder’s costs and expense occasioned by such event including, without limitation, Noteholder’s reasonable attorney’s fees.  All of such costs and expenses shall be owed to Noteholder by Borrower under this Note and shall be secured by the Deed of Trust securing this Note.  In the event suit is brought to collect this Note, Borrower shall pay Noteholder’s reasonable attorney’s fees and costs in connection with such suit.

4.             GENERAL PAYMENT TERMS.

Interest shall be calculated using a 360-day year and applied to actual days elapsed. Receipt of a check shall not constitute final payment hereunder until such check is fully and finally honored by the Bank upon which it is drawn, and any wire transfer of funds shall not constitute payment until actually credited to such bank account of the Noteholder as the Noteholder may from time to time designate.

5.             LOAN DOCUMENTS.

This Note, the Deed of Trust (hereinafter defined), the Loan Commitment between Borrower and Noteholder dated April 22, 1998 (the “Loan Commitment”), the Loan Agreement between Borrower and Noteholder of even date herewith, the Guaranty Agreement (hereinafter defined), and all other documents evidencing and securing the indebtedness evidenced hereby are sometimes herein referred to collectively as the Loan Documents.

6.             PREPAYMENT.

This Note may be prepaid in whole or in part at any time by Borrower without penalty.

7.             SECURITY.

This Note is secured by a Deed of Trust of even date herewith the (the “Deed of Trust”) granting a lien on certain real and personal property owned by Borrower, located in Counties of Chesterfield, Hanover and/or Henrico, Virginia and more particularly described in the Deed of Trust, and this Note is guaranteed by a Guaranty Agreement (the “Guaranty Agreement”) made by: J. Russell Parker, III and Barbara H. Parker (collectively the Guarantors ).

8.             WAIVER; EXTENSIONS.

(a)           Presentment, demand, notice of dishonor, protest and the benefits of the homestead and all other exemptions provided the Borrower are hereby waived.  To the extent permitted by applicable law, the Borrower hereby further waives and renounces for itself, its 1egal representatives, successors and assigns, all rights to any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now provided, or which may hereafter be provided, by the laws of the Commonwealth of Virginia or of the United Sates of America or of any other State thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the indebtedness evidenced hereby.  The Borrower agrees that it shall remain liable for the payment hereof notwithstanding any agreement for the extension of the due date of any amount payable hereunder made by the Noteholder after the maturity thereof.  The Noteholder shall not be deemed to have waived any of the Noteholder’s rights or remedies hereunder unless such waiver is express and in a writing signed by the Noteholder, and no delay or omission by the Noteholder in exercising, or failure by the Noteholder on any one or more occasions to exercise any of the Noteholder’s rights hereunder or under the other Loan Documents, or at law or in equity, including, without limitation, the Noteholder’s right, after any default hereunder or event of default under any of the other Loan Documents, to declare the entire indebtedness evidenced hereby immediately due and payable, shall be construed as a novation of this Note or shall operate as a waiver or prevent the subsequent exercise of any or all of such rights.  Acceptance by the Noteholder of any portion or all of any sum payable hereunder whether before, on, or after the due date of such payment, shall not be a waiver of the Noteholder’s right either to require prompt payment when due of all other sums payable hereunder or to exercise any of the Noteholder’s rights, powers and remedies hereunder or under the other Loan Documents.  A waiver of any right in writing on one occasion shall not be construed as a waiver of the Noteholder’s right to insist thereafter upon strict compliance with the terms hereof without previous notice of such intention being given to the Borrower, and no exercise of any right by the Noteholder shall constitute or be deemed to constitute an election of remedies by the Noteholder precluding the subsequent exercise by the Noteholder of any or all of the rights, powers and remedies available to it hereunder, under any of the other Loan Documents, or at law or in equity.  The Borrower expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to, or in conflict with, the foregoing.  The Borrower consents to any and all renewals and extensions in the time of payment hereof without in any way affecting the liability of the Borrower or any person liable or to become liable with respect to any indebtedness evidenced hereby.  No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of the undersigned under this Note, either in whole or in part, unless the Noteholder agrees otherwise in writing.

(b)           The borrower agrees that in the event Borrower or any Guarantor of this Note shall: (a) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended (with such petition not being released within forty-five [45] days); (b) be the subject of any order for relief issued under Title 11 of the U.S. Code, as amended; (c) file or be the subject of any petition (with such petition not being released within forty-five [45] days) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors; (d) seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator, or liquidator; (e) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state law or law relating to bankruptcy, insolvency, or relief for debtors, the Noteholder immediately shall be entitled to relief from any automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies available to it under the Loan Documents.

(c)           The Borrower consents to and agrees that the appropriate venue for any action brought under this Note will be in the Circuit Court of the City of Richmond, Virginia.

(d)           By executing this Note, the Borrower irrevocably waives any right to trial by jury in any action, proceeding or counterclaim arising out of or related to this Note or any of the Loan Documents or the transactions contemplated herein or in the Loan Documents.

(e)           The Borrower represents and warrants that it was represented by counsel of its choice, and it has reviewed this Note and has advised each of them of its content and meaning and that it has reviewed the waivers and provisions contained in this section eight and has freely, voluntarily and without duress agreed to execute this Note.

9.             OBLIGATIONS OF PERSONS UNDER THIS NOTE.  If more than one person signs this note, then each such person is fully and personally obligated to keep and perform all of the promises, covenants and provisions set forth in this note, including, without limitation, the promise to pay the full amount secured.  All guarantors, sureties or endorsers of this note and any person, firm or entity who takes over these obligations, including the obligations of a guarantor, surety or endorser of this note are also obligated to keep all of the promises, covenants and provisions made in this note, including, without limitation the promise to pay the full amount secured.  The obligations of Borrower and other persons liable hereunder are joint and several.

10.           LIMITS.

(a)           If a law which applies to this Loan and which sets maximum loan charges is finally interpreted so that he interest or other loan charges collected or to be collected in connection with this Loan exceed the permitted limits, and so that Borrower is entitled to plead such law affirmatively or as a defense to the collection of much interest or other loan changes, then:  (i) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limits; and (ii) any sums already collected from Borrower which exceed permitted limits will be refunded to Borrower.  The Noteholder may choose to make this refund by reducing the principal Borrower owes under this Note or by making direct payment to Borrower.  If a refund reduces principal, the reduction will be treated as a partial prepayment.

(b)           Should any term, covenant, provision or condition of this Note be held by a court of competent jurisdiction to be void or invalid, the same shall not affect any other term,

covenant, provision or condition of this Note and the remainder shall be effective as though such term, covenant, provision or condition had not been contained herein.

11.           NOTICE.

Any notice provided for in this Note shall be given in the following manner:

(a)           if to Borrower: to the President in person, or by mailing such notice to Borrower by certified mail-return receipt requested, postage prepaid to the following address or to such other address as Borrower may designate by notice to Noteholder as provided herein:

PARKER & LANCASTER CORPORATION
711 MOOREFIELD PARK DRIVE
RICHMOND, VIRGINIA 23236
ATTN:  J. RUSSELL PARKER, III, PRESIDENT

with a copy by first class mail to the Borrower’s follows attorney as follows:

GEORGE W. ROWE, ESQUIRE
CAWTHORN, PICARD & ROWE
8310 MIDLOTHIAN TURNPIKE
RICHMOND, VIRGINIA 23235

(b)           to Noteholder, by certified mail return receipt requested and by first class mall, both postage prepaid to the following address or to such other address as Noteholder may designate to Borrower from time to time:

SOUTHTRUST BANK, N.A.
420 N. 20TH STREET, 11th Floor
BIRMINGHAM, ALABAMA 35203
ATTN: COMMERCIAL REAL ESTATE DEPT.

with a copy by first class mail to Noteholder’s attorney as follows:

RICHARD S. ROTHENBERG, ESQUIRE
ROTHENBERG, HENLEY & ROBERTSON, P.C.
3412 CUTSHAW AVENUE
RICHMOND, VIRGINIA 23230

(c)           any notice given pursuant to the terms of this Note shall specifically reference this Note and shall be effective and shall be deemed to have been given upon the date of mailing, or of personal delivery, as the case may be.

12.           CROSS-DEFAULT/CROSS COLLATERAL.  The Loan is cross-defaulted with the Other Loan(s).  A Borrower default under either the Loan or the other Loan(s) shall likewise be deemed to be a default under the terms of the other and shall entitle the Lender to pursue any and all remedies available to it.  The “Mortgaged Property” (“Real Property”) as defined in the

Deeds of Trust shall also secure the obligations of the Borrower to Lender under the Other Loan(s).

13.           AMENDMENT ONLY IN WRITING.

The provisions hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the Borrower and the Noteholder.

IN WITNESS WHEREOF, the Borrower, Parker & Lancaster Corporation, a Virginia corporation has caused this Note to be executed by J. Russell Parker, III its duly authorized President.

Borrower:	Parker & Lancaster Corporation,
a Virginia corporation

	By:	J. Russell Parker, III	[SEAL]
J. Russell Parker, III,
Title: President